CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 115 to Registration Statement No. 33-17619 of Goldman Sachs Trust on Form N-1A of our report on the Tennessee Tax-Free Portfolio of First Funds dated August 16, 2005, appearing in the Annual Report of First Funds, for the year ended June 30, 2005, and to the reference to us under the heading “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Denver, Colorado
December 29, 2005